Exhibit 10.17

Certain information has been excluded from this exhibit (indicated by “[***]”) pursuant to Item 601(b)(10) of Regulation S-K. Such redacted information (a) is not material and (b) is the type that the registrant treats as private or confidential.

TECHNOLOGY AS A SERVICE AGREEMENT

This Technology as a Service Agreement (the “Agreement”) is entered into effective as of May 21, 2025 (“Effective Date”) by and between SkyWater Technology Foundry, Inc., a Delaware corporation with offices located at 2401 East 86th Street Bloomington, MN 55425 (“SkyWater”) and Bionano Genomics,

Inc., a Delaware corporation, with offices located at 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 (“Customer”) (each a “Party”, collectively the “Parties”).

Background: The Parties desire to put terms and conditions in place related to SkyWater’s development and manufacture of products for Customer.

The Parties agree as follows:

1.
DEFINITIONS

1.1.
-withheld-

1.2.
“Affiliate” means any entity which controls, is controlled by, or is under common control with the Party in question. For purposes of this definition, “control” when used with respect to any party, means the power to direct the management and policies of such party, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

1.3.
“Advanced Technology Services” means SkyWater’s services related to development and pre- production Products, as more specifically defined in the applicable Exhibit.

1.4.
-withheld-

1.5.
“Background IP” means all Intellectual Property owned or licensed by a Party (a) before commencement of any services under a particular Exhibit; or (b) independent of any services performed under an Exhibit.

1.6.
“Commercial Grade” means any Product that is not Medical Grade, as more fully described in the applicable Exhibit.

1.7.
“Confidential Information” means confidential or proprietary information (including without limitation documents, prototypes, samples, plant, and equipment) of a Party or its Affiliates. Without limiting the generality of the foregoing, Confidential Information includes enterprise software, Customer technology, products and manufacturing processes, and financial information concerning SkyWater’s and Customer’s customers, suppliers, and their respective products and proposed products.

1.8.
“Control Plan IP” means Intellectual Property pertaining to the control plans and their design, monitoring tools, and techniques used to ensure a Product meets applicable specifications and other requirements, and any improvements to the foregoing.

1.9.
“Customer Equipment” means and includes any equipment on the Line owned by Customer, including any upgrades thereto.

1.10.
“Customer Property” means any tangible property owned by Customer and utilized or stored by SkyWater but does not include Customer Equipment.

1.11.
“Exhibit” means any mutually executed document and its attachments (e.g. appendices)

governed by this Agreement pursuant to which SkyWater provides products and services to Customer.
1.12.
“Intellectual Property” means any and all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world, whether registered or unregistered, and whether now existing or later developed or improved upon: (i) patents, industrial property, and applications for patents and industrial property; (ii) trademarks, service marks, trade dress, rights of publicity, rights in trade names, corporate names, and similar rights, including all registrations and applications for registration of the foregoing and all goodwill associated therewith; (iii) rights associated with works of authorship or mask works, including copyrights, mask work rights, and registrations and applications for registration thereof, regardless of the medium of fixation or means of expression; (iv) all rights in technical information, trade secrets, formulas, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs, and other knowledge, information, skills, and materials; and (v) any other proprietary rights in or to technology anywhere in the world.

1.13.
“Intended Use” means Customer’s intended use of the Products as expressly stated under the applicable Exhibit.

1.14.
“Line” means SkyWater’s product manufacturing line, or any SkyWater designated alternative or substitute site thereto.

1.15.
“Loss” means resulting loss, cost expense or damage, including reasonable attorney’s fees and other legal expenses.

1.16.
“Medical Grade” means any Product intended for medical use, as more fully described in the applicable Exhibit.

1.17.
“Personnel” means the employees, contractors, and agents of a Party.

1.18.
“Premises” means SkyWater’s facilities relevant to this Agreement.

1.19.
“Procedure" means SkyWater's then-current standard operating procedures, including the standard operating manual, specifications, and other documentation.

1.20.
“Process Flow IP” means Intellectual Property pertaining the whole series of processing steps to create a Product (this includes the aggregation of individual processing steps, but not the specific individual process steps themselves), and any improvements to the foregoing.

1.21.
“Product Design IP” means Intellectual Property pertaining to the design and layout of a Product, including mask designs, device design, and reticle layout and any improvements to the foregoing.

1.22.
“Product” has the meaning set forth in the applicable Exhibit, and if not defined there, (i) with respect to Advanced Technology Services, means a development or pre-production product (e.g. wafer), and (ii) with respect to Production Services, means a product in volume production (e.g. wafer).

1.23.
“Production Services” means SkyWater’s services related to Products in volume production, as more specifically defined in the applicable Exhibit.

SkyWater Confidential and Proprietary

1.24.
"Purchase Order” or “PO” means a firm order issued by Customer for SkyWater products and services.

1.25.
“Representatives” means with respect to each Party, its and its’ Affiliates’ directors, managers, partners, officers, employees, agents, contractors, co-investors, lenders, financing sources, or advisors (including, without limitation, lawyers, accountants, auditors, consultants, bankers, insurance providers/brokers, and financial advisors).

1.26.
“Standard Commercial Price List” means the then-current SkyWater document which details the fees, rates, and other charges applicable to SkyWater’s products and services.

1.27.
“Unit Process IP” means Intellectual Property pertaining to (i) the individual and in-between process steps performed to develop and manufacture a Product; and (ii) the recipes, tool configurations and settings, and materials, involved to process and manufacture a Product, and any improvements to the foregoing.

2.
SCOPE

2.1.
Pursuant to the terms and conditions of this Agreement, the Parties may enter into one or more Exhibits which specifically describe the products and services to be provisioned by SkyWater. SkyWater will utilize a phase-gate Product development-to-production approach pursuant to SkyWater Procedures to determine a Product’s transition from development to volume production. SkyWater may communicate completion of the transition by specifically notifying Customer, or by accepting Purchase Orders for Products in volume production.

2.2.
In the event of a conflict between this Agreement and any Exhibit, the terms and conditions of the applicable Exhibit controls. This Agreement applies to all business between Customer and SkyWater related to SkyWater’s products and services, even if the Customer or SkyWater do not refer explicitly to this Agreement in their business communication, including but not limited to Purchase Orders. In the event of conflict between any transactional documents between the Parties and the Agreement, the terms of this Agreement control.

2.3.
Customer acknowledges and agrees that SkyWater’s performance obligations under this Agreement may be fulfilled by SkyWater, a SkyWater Affiliate, or a combination thereof, provided that SkyWater shall be fully responsible and liable for the performance or non-performance of any SkyWater Affiliate, the actions of any SkyWater Affiliate shall be the same as if performed by SkyWater, and SkyWater shall at all times be responsible for performance under this Agreement.

2.4.
For the avoidance of doubt, this Agreement supersedes the Semiconductor Line Operation Agreement between the Parties with effective date [***].

3.
SECURITY

3.1.
Security.

3.1.1.
Customer acknowledges that security of SkyWater’s facilities, systems, and networks are of paramount importance. Customer Personnel are not permitted to access any area except as expressly authorized by SkyWater. Customer Personnel shall wear a security badge at all times while on SkyWater’s Premises. Further, Customer agrees to at all times comply with SkyWater’s policies and procedures applicable to Customer’s access to and use of SkyWater facilities, systems, and network.

3.1.2.
In the event any Customer Personnel has intentionally gained unauthorized access to any

SkyWater Confidential and Proprietary

portion of SkyWater’s facilities, systems, or networks, or improperly removed, used, or disclosed any Confidential Information, such persons may be immediately barred from all SkyWater facilities, systems, and networks, and such persons’ actions are deemed a material breach of this Agreement by Customer. SkyWater is not liable for any failure to perform under this Agreement to the extent caused by operation of this Section 3.1.2.

4.
LINE OPERATION
4.1.
Line Operation. SkyWater operates the Line in accordance with the Procedures.

4.2.
Safety. Customer acknowledges safety is of utmost importance to SkyWater. Customer Personnel must follow SkyWater’s health and safety practices and instructions while on the Premises. This includes, but is not limited to, chemical handling, lock-out-tag-out, tool, and use of safety gear. All chemicals brought on to the Premises must be approved by SkyWater’s environmental health and safety.

4.3.
Line Management. SkyWater’s site operations management exercises day-to-day managerial authority over the Line, including without limitation over the allocation of Line activities, within the parameters established by this Agreement. Subject to the other provisions of this Agreement, SkyWater’s site operations management also oversees all aspects of the operation, development, and planning of the Line.

5.
CUSTOMER PROPERTY AND EQUIPMENT

5.1.
Customer Property.

5.1.1.
If any Customer Property stored by SkyWater is not utilized by SkyWater in relation to this Agreement for [***] or such time as set forth in the applicable SkyWater Procedure, SkyWater may at its sole discretion (i) upon providing Customer at least [***] advance notice, ship the Customer Property to Customer at Customer’s expense, or (ii) begin invoicing Customer for storage costs at the then-current rate. Customer may choose to have the Customer Property destroyed by SkyWater, at Customer’s expense, instead of shipped or incurring storage fees pursuant to the preceding sentence. If SkyWater determines in its sole discretion that any Customer Property is scrap, SkyWater may elect (at Customer’s expense) to either (i) destroy the scrap Customer Property per SkyWater Procedure, or (ii) upon providing Customer at least [***] advance notice, ship the scrap Customer Property to Customer. The process and requirements set forth in this Section 5.1.1 also applies wafers and other starting material owned by SkyWater and used, or planned for use, in connection with SkyWater’s performance under this Agreement.

5.1.2.
Customer shall bear all costs associated with ownership and insurance of Customer Property, including sales, use, property, and other taxes imposed on or otherwise attributable to Customer Property. SkyWater has no responsibility for loss or damage to any Customer Property unless such loss or damage is directly caused by SkyWater’s negligent act or omission.

5.2.
Customer Equipment.

5.2.1.
If SkyWater agrees to allow installation of Customer Equipment on SkyWater’s Premises, Customer and SkyWater shall in good faith negotiate any terms and conditions not otherwise covered by this Agreement for the installation, use, and deinstallation of Customer Equipment.

5.2.2.
If SkyWater agrees to allow installation of Customer Equipment on SkyWater’s Premises, Customer agrees to pay SkyWater’s rental fees set forth in the Standard Commercial Price List or as otherwise agreed by the Parties in writing.

SkyWater Confidential and Proprietary

6.
PAYMENT

6.1.
Payments.

6.1.1.
The prices, fees, and costs to be paid by Customer are set forth in the applicable Exhibit. Except as specifically stated in the Exhibit, the payment and delivery terms are as described in Section 6.3 below. SkyWater’s Standard Commercial Price List is SkyWater’s Confidential Information. Upon

Customer’s written request, SkyWater will provide a copy of the Standard Commercial Price List subject to the confidentiality obligations of this Agreement.

6.2.
Taxes. Customer is responsible for and shall pay all customs, duties, and except for taxes based on SkyWater’s income, all sales, use, excise, ad valorem, VAT, or other taxes attributable to SkyWater’s provision of the services and products under this Agreement. If Customer claims exemption from tax, (i) Customer shall provide SkyWater a valid certificate of tax exemption prior to delivery of the applicable products and services, and (ii) Customer is responsible for defending claims or audits from any taxing authority, and shall indemnify SkyWater against any fees, penalties, and/or taxes due and assessed against SkyWater in relation to Customer’s claim of tax exemption.

6.3.
Payment and Delivery Terms.

6.3.1.
Customer will be invoiced as set forth in the applicable Exhibit. In the event invoice frequency is not specified under the applicable Exhibit, SkyWater will invoice Customer at intervals reasonably determined by SkyWater (e.g. weekly or monthly).

6.3.2.
All payments required hereunder by Customer shall be paid within [***]days of the applicable invoice date.

6.3.3.
Products shipped under this Agreement shall be delivered “Ex-Works” point of shipment, as defined in Incoterms 2020. Customer shall provide shipping account information for shipment billing.

6.3.4.
-withheld-

6.3.5.
In the event Customer defaults on any payment obligation under this Agreement, SkyWater is entitled to suspend and withhold any services and products until such time as Customer cures the default. SkyWater is not liable for any non-performance, delay, or other liability resulting from this Section 6.3.5.

6.3.6.
In the event Customer is more than [***]days late on any payment obligation, upon SkyWater’s request, Customer will obtain a Standby Letter of Credit from a bank that guarantees payment to SkyWater’s satisfaction.

7.
PERSONNEL

7.1.
Status of Personnel. Each Party is responsible for its Personnel’s compliance with the obligations of this Agreement, and further undertakes and agrees that it will impose on its Personnel, by contract or otherwise, the obligation to comply with this Agreement.

8.
INTELLECTUAL PROPERTY

8.1.
Ownership.

SkyWater Confidential and Proprietary

Background IP	Except as expressly agreed by the Parties in writing, nothing will change or transfer either Party’s ownership or rights in any Background IP
Unit Process IP	SkyWater owns all Unit Process IP
Control Plan IP	SkyWater owns all Control Plan IP
Process Flow IP	SkyWater owns all Process Flow IP
Product Design IP	Customer owns all Product Design IP

With the exception of each Party’s respective Background IP, the ownership structure above applies to all Intellectual Property developed as part of this Agreement or any prior agreement among the Parties, without regard to which Party (or employee or contractor thereof) created, invented, or otherwise generated such Intellectual Property. Any improvements to SkyWater’s Intellectual Property made in connection with this Agreement (whether made by Customer, SkyWater, the Parties together, or otherwise) is owned by SkyWater. Any improvements to Customer’s Product Design IP made in connection with this Agreement (whether made by Customer, SkyWater, the Parties together, or otherwise) is owned by Customer. The Parties agree to obtain or execute any documents, paperwork, signatures, assignments, and the like needed to perfect or effectuate either Party’s rights in Intellectual Property as contemplated by this Agreement. Each Party further agrees to provide reasonable assistance to the other Party as needed to perfect or effectuate such rights. Any additional Intellectual Property ownership rights between the Parties are as set forth in the applicable Exhibit.

8.2.
License. SkyWater grants to Customer a worldwide, non-exclusive, perpetual, royalty-free, irrevocable, non-transferable, fully paid-up license to SkyWater Intellectual Property used in the manufacturing of the Products, as necessary for Customer to carry out the activities set forth under this Agreement and to use the Products. Customer grants to SkyWater a worldwide, non-exclusive, perpetual, irrevocable, fully paid-up, royalty free license to all Customer Intellectual Property as necessary for SkyWater to carry out the activities set forth under this Agreement. Any additional Intellectual Property licenses granted by one Party to another are as set forth in the applicable Exhibit.

8.3.
No Implied Licenses. Except as specifically provided under this Agreement, no license or other rights under any of either Party’s Intellectual Property rights are granted or implied under this Agreement.

9.
INDEMNIFICATION

9.1.
Indemnity by SkyWater. SkyWater shall indemnify, defend, and hold harmless Customer against and from any third party claim, action, allegation, or proceeding brought against Customer and any resulting Loss, against or required to be paid by Customer or any Affiliate of Customer or any of their employees or contractors, which results from a claim (i) that SkyWater’s Intellectual Property used in manufacturing the Products under this Agreement or SkyWater’s manufacturing processes used in manufacturing the Products under this Agreement constitutes infringement of the Intellectual Property right of a third party; or (ii) any grossly negligent or intentionally wrongful act or omission of SkyWater or any SkyWater Personnel resulting in bodily injury, property damage, or death. However, SkyWater has no obligation to indemnify Customer for any claim arising from (i) compliance with Customer’s designs, specifications, or instructions; (ii) modification or combination of Products with any technology, products, or services not provided by SkyWater or its Affiliates, or (iii) use of the Products in a way not expressly

SkyWater Confidential and Proprietary

intended under this Agreement.

9.2.
Indemnity by Customer. Customer shall indemnify, defend, and hold harmless SkyWater against and from any third party claim, action, allegation, or proceeding brought against SkyWater and any resulting Loss, against or required to be paid by SkyWater or any Affiliate of SkyWater or any of their employees or contractors, which results from: (i) Customer’s Intellectual Property constituting infringement of any Intellectual Property right of a third party; (ii) SkyWater’s compliance with Customer’s instructions, specifications, designs, or requirements in the development, manufacture, sale, use, or shipment of any Products;; (iii) any claim by Customer Personnel that any such Customer Personnel is an employee of SkyWater or is otherwise entitled to any employment-related benefits from SkyWater; or (iv) any grossly negligent or intentionally wrongful act or omission of Customer or any Customer Personnel resulting in bodily injury, property damage, or death.

9.3.
Limitations. The indemnified Party must: (i) promptly notify the indemnifying Party in writing of any such suit or proceeding, (ii) provide the indemnifying Party with sole control over the defense or settlement of such suit or proceeding, and (iii) provide reasonable information and assistance, at the indemnifying Party’s expense, in the defense and/or settlement any such claim or action. The indemnifying Party will not be responsible for any costs, expenses, or compromise incurred or made by the indemnified Party without the indemnifying Party’s prior written consent.
9.4.
Disclaimer. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE EXCLUSIVE REMEDY OF THE INDEMNIFIED PARTY WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

10.
INSURANCE

10.1.
Insurance. Each Party shall procure, and at all times during the term of this Agreement shall maintain, reasonable and customary levels of insurance for its industry with respect to the activities and obligations undertaken by such Party and its Personnel under this Agreement. Each Party shall provide evidence of insurance to the other Party upon reasonable written request by such other Party.

11.
REPRESENTATIONS AND WARRANTIES

11.1.
SkyWater Warranties. SkyWater represents, warrants, and covenants to Customer that (i) SkyWater has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (ii) SkyWater has not previously granted and will not grant any rights that prevent SkyWater from fulfilling its obligations under this Agreement; (iii) SkyWater will comply with all applicable laws and regulations in connection with its performance under this Agreement; and (iv) no SkyWater employee, affiliate, officer, director: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by United States Office of Foreign Asset Control, (b) is listed on any published list of terrorists or terrorist organizations maintained by the United States government, or (c) is otherwise legally prohibited by the United States government from doing business within the United States.

11.2.
Customer Warranties. Customer represents, warrants, and covenants to SkyWater that (i) Customer has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

(ii) Customer has not previously granted and will not grant any rights that prevent Customer from fulfilling its obligations under this Agreement; and (iii) Customer will comply with all applicable laws and regulations in connection with its performance under this Agreement. Customer further represents and warrants that no Customer employee, affiliate, officer, director,: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by United States Office of Foreign Asset Control, (ii) is

SkyWater Confidential and Proprietary

listed on any published list of terrorists or terrorist organizations maintained by the United States government, or (iii) is otherwise legally prohibited by the United States government from doing business within the United States.

11.3.
Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, SKYWATER AND CUSTOMER EXPRESSLY DISCLAIM ANY WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO PERFORMANCE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.
LIMITATION ON LIABILITY

12.1.
EXCEPT FOR LIABILITY ARISING FROM A PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER OR CUSTOMER’S PAYMENT OBLIGATIONS FOR FEES AND COSTS OWED, (A) NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND (B) IN NO EVENT WILL EITHER PARTY’S OR ITS AFFILIATES’ AGGREGATE LIABILITY ARISING FROM THIS AGREEMENT EXCEED THE AMOUNT EQUAL TO THE TOTAL PAYMENTS MADE BY CUSTOMER TO SKYWATER UNDER THIS AGREMEENT DURING THE 12 MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE LIABILITY.

13.
CONFIDENTIALITY
13.1.
Confidential Information. Except as expressly provided herein, the Parties agree that, for the term of this Agreement and seven (7) years thereafter, the receiving Party shall keep in confidence and not publish or otherwise disclose, and shall not use for any purpose (except for the purpose of performing its obligations or exercising its rights under this Agreement), any Confidential Information furnished to it, or to which it is otherwise provided access, by the disclosing Party or its Representatives pursuant to this Agreement or prior thereto, whether directly or indirectly, and whether in writing, orally, or by the inspection of tangible objects or data. Notwithstanding the foregoing, with respect to trade secrets disclosed to or accessed by receiving Party, the confidentiality and non-use restrictions of this Agreement shall apply for as long as such information is considered a trade secret under applicable law, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

13.1.1.
was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;

13.1.2.
was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

13.1.3.
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

13.1.4.
was subsequently lawfully disclosed to the receiving Party without restriction by a person other than a Party or developed by Personnel of the receiving Party who did not have access to nor use any Confidential Information disclosed by the disclosing Party; or

13.1.5.
was independently developed by the receiving Party without the use of or reference to the disclosing Party's Confidential Information.

SkyWater Confidential and Proprietary

13.2.
Confidentiality and Use Restrictions. Subject to the terms and conditions of this Agreement, each Party agrees that it shall and shall direct its Representatives to use the Confidential Information solely for the purpose for which it was disclosed and as otherwise expressly permitted under the Agreement, that the Confidential Information will be kept confidential, and that the receiving Party will direct its Representatives not to disclose any of the Confidential Information of the disclosing Party; provided, however, that such information may be disclosed to such Representatives of the Receiving Party who need to know such information in connection with this Agreement. Each Party is responsible for any breach of confidentiality, non-use, and non-disclosure provisions of this Agreement by any of its Representatives.

13.3.
Required Disclosures. If a receiving Party is required by law, regulation, or judicial process to disclose any Confidential Information of the disclosing Party, then the receiving Party shall, to the extent legally permissible, give the disclosing Party prompt notice of any such disclosure requirement and the proposed information to be disclosed pursuant to it and reasonably co-operate with the disclosing Party’s efforts to obtain a protective order, at disclosing Party’s sole expense. Notwithstanding anything to the contrary in this Agreement, the receiving Party may disclose any Confidential Information of the disclosing Party as requested by any regulator in the course of any routine, non-targeted inquiry or proceeding without complying with the foregoing notice and cooperation requirements.

13.4.
Independent Development. The disclosing Party acknowledges that the receiving Party may currently or in the future develop information internally, or receive information from other parties, that is similar to the Confidential Information. Nothing in this Agreement will prohibit the receiving Party from developing or having developed for it products, or working with others in developing, concepts, systems, or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information. This Section 13.4 shall not be construed as permitting any action or inaction that would otherwise violate the Agreement.
13.5.
Return or Destruction. Following the termination of this Agreement, upon disclosing Party’s written request, the receiving Party will promptly deliver to disclosing Party or destroy (at the disclosing Party’s option) all the Confidential Information of the disclosing Party, and will direct its Representatives to do the same. Notwithstanding anything in this Agreement to the contrary, nothing contained herein requires the receiving Party or its Representatives to erase any Confidential Information that is in an archived computer backup system in accordance with its or their respective security and/or disaster recovery procedures, and the receiving Party and its Representatives may each retain copies of the Confidential Information to the extent required to comply with legal, regulatory, or internal documentation retention requirements. All Confidential Information of the disclosing Party retained by receiving Party or its Representatives remains subject to the non-disclosure and non-use obligations under this Agreement.

13.6.
Terms of Agreement; Publicity. Except as expressly permitted under this Agreement, each Party agrees not to disclose to any third party the financial terms of this Agreement without the prior written consent of the other Party. Any press release relating to this Agreement which is issued by one Party and which mentions the other Party shall be jointly released by the Parties or, if released by one Party, approved by the other Party. SkyWater may disclose that Customer is a customer of SkyWater but may not represent Customer’s process as its own. Customer may disclose that SkyWater is a fabrication contractor for Customer, but Customer may not represent the services or facilities that SkyWater provides to Customer as Customer’s own services or facilities.

13.7.
A material breach of a Party’s obligations under this Section 13 constitutes a material breach of this Agreement.

14.
TERM AND TERMINATION

SkyWater Confidential and Proprietary

14.1.
Initial Term and Renewal Term. This Agreement begins on the Effective Date and continues for a period of five (5) years (“Initial Term”). At the end of the Initial Term, the Agreement renews automatically for successive one (1) year periods (each a “Renewal Term”), unless either Party provides the other Party notice of its intention not to renew the Agreement delivered at least six (6) months prior to the end of the Initial Term or then-current Renewal Term. In the event there has been no active Exhibit between the Parties for a period of six (6) months, SkyWater or Customer has the right to terminate this Agreement effective immediately upon the provision of written notice to the other Party evidencing intent to terminate the Agreement.

14.2.
Exhibit Term. This Agreement and its Exhibits have separate and independent periods of effectiveness. Unless an Exhibit is also terminated pursuant to its own terms, termination of this Agreement does not also operate to terminate the active Exhibit. In the event this Agreement terminates or expires while any Exhibit remains effective, the terms and conditions of this Agreement survive to the extent necessary to govern that Exhibit.

14.3.
Termination for Breach. Either Party to this Agreement may terminate this Agreement or an Exhibit in the event the other Party has materially breached or defaulted in the performance of any of its material obligations under the Agreement or Exhibit (as applicable), and such default has continued for at least [***] after written notice of the breach was provided to the breaching Party by the non- breaching Party. Failure to make a timely payment required under this Agreement or any Exhibit is a material breach or default hereunder. Any termination under this Section becomes effective at the end of such[***] cure period unless the breaching Party (or any other party on its behalf) has cured such breach or default prior to the expiration of the [***] cure period.

14.4.
Customer Personnel. No later than the date of termination of this Agreement or an Exhibit, Customer shall cause all Customer Personnel to remove all Customer Personnel personal property from SkyWater premises. After that date, no such persons shall have any right to access SkyWater premises, except such reasonable access as SkyWater and Customer shall agree in advance in writing.

14.5.
Survival. Notwithstanding any termination or expiration of this Agreement or any Exhibit, any obligation or right of either Party which by its terms or nature necessitates application after termination or expiration of the Agreement or Exhibit, survive such termination or expiration. Sections 5, 7, 8, 9, 11, 12, 13, and 14 survive the expiration or termination of this Agreement for any reason.

15.
MISCELLANEOUS

15.1.
Governing Law. This Agreement and any dispute arising from the performance or breach hereof are governed by and construed and enforced in accordance with the laws of the State of Minnesota, without reference to conflicts of laws.

15.2.
Jurisdiction; Venue. The Parties submit to the exclusive jurisdiction and venue of the state and federal courts located in Hennepin County, Minnesota. The Parties consent to the personal and exclusive jurisdiction of these courts and specifically choose to have any dispute heard and resolved by a judge and waive any right to a trial by jury. Notwithstanding the foregoing, either Party may apply to any court or administrative body of competent jurisdiction to enforce its intellectual property or proprietary rights or to obtain a temporary restraining order, preliminary injunction, permanent injunction, or other injunctive relief to protect its interests, without breach of this Section 15.2, and without any abridgment of the powers of the courts set forth above. The prevailing Party in any action or proceeding arising out of this Agreement is entitled to seek an award of its reasonable costs and attorneys' fees.

SkyWater Confidential and Proprietary

15.3.
Non-Solicitation. During the period beginning on the effective date of any Exhibit and continuing for a period of twelve (12) months following expiration or termination of that Exhibit, neither Party shall, directly or indirectly, without the prior written consent of the other Party solicit, encourage, or take any other action which is intended to induce or encourage, any employee of the other Party or of any of its Affiliates to terminate his or her employment with the other Party or its Affiliate, as the case may be, provided that nothing in this Section 15.3 restricts either Party from hiring employees of the other Party (i) as a result of general advertising such as job listings posted to the internet, or (ii) that were not involved in the business relationship between the Parties.

15.4.
Assignment. Without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, neither Party, either voluntarily or by operation of law, shall assign, transfer or otherwise dispose of (collectively “Transfer”) this Agreement in whole or in part; provided, however, that this Agreement or a Party’s rights and licenses hereunder may be Transferred by SkyWater to a SkyWater Affiliate or by either Party to a successor in connection with the merger, acquisition, reorganization, or sale of the Party or substantially all of the assets of the Party to which this Agreement relates, without the prior written consent of the other Party on the condition that all rights and obligations of the assigning or transferring Party are assigned, transferred, or otherwise remain with the respective successor, assignee, or transferee party. Any attempted or purported Transfer of this Agreement which does not comply with this Section 15.4 is null and void, have no force or effect, and confer no rights upon any third parties. Subject to compliance with the provisions of this Section 15.4, the provisions of this Agreement are binding upon and inure to the benefit of the Parties and their respective successors, assigns and transferees.

15.5.
Force Majeure. Nonperformance of any Party (other than with respect to payment obligations) is excused to the extent that performance is prevented or delayed by strike, fire, earthquake, flood, governmental action, or any other reason where a failure to perform is beyond the reasonable control of the non-performing Party.

15.6.
No Implied Waivers; Rights Cumulative. No failure on the part of either Party to exercise, and no delay in exercising any right under this Agreement, or as provided by statute or at law or in equity or otherwise, impairs, prejudices or constitutes a waiver of any such right, nor does any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

15.7.
Independent Contractors. The Parties are independent contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute SkyWater or Customer as partners, joint venturers, or agents in the legal sense. No Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any third party.

15.8.
Notices. All notices, requests and other communications hereunder shall be in writing and shall be (1) personally delivered, or (2) sent by national courier service, registered, or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified on the signature page of this Agreement, or such other address as may be specified in writing by one Party to the other Party.

15.9.
Modification. Except as expressly permitted under this Agreement, no amendment or modification of any provision of this Agreement is effective unless in writing signed by both Parties. No provision of this Agreement is varied, contradicted, or explained by any oral agreement, course of dealing or performance, or any other matter not set forth in an agreement in writing and signed by both Parties.

15.10.
Severability. If any provision hereof should be held invalid, illegal, or unenforceable in

SkyWater Confidential and Proprietary

any jurisdiction, this Agreement will be deemed amended by the insertion of a valid, legal, and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other provisions hereof will remain in full force and effect in such jurisdiction, and be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality, or unenforceability does not affect the validity, legality, or enforceability of such provision in any other jurisdiction.

15.11.
Counterparts. This Agreement may be executed in one or more counterparts, each of which is deemed an original, and all of which together, constitute one and the same instrument.

15.12.
Headings. Headings used herein are for convenience only and do not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

15.13.
Entire Agreement. This Agreement constitutes the entire agreement, both written or oral, with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties with respect to such subject matter.

15.14.
Interpretation. Whenever the context may require, any pronoun used in this Agreement includes the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs include the plural and vice versa. Any references in this Agreement to “including” mean “including without limitation”.

15.15.
Non-Exclusive. This Agreement: (a) is non-exclusive; (b) does not restrict either Party from independently (directly or indirectly) acquiring, licensing, developing, making, or distributing technologies, products, or services performing the same or similar functions as any of the other Party’s technologies, products, or services; and (c) does not limit or preclude any Party from entering into similar agreements with third parties. The immediately prior sentence may not, however, be construed as permitting any action that would otherwise violate the Agreement, a right or license by implication to any Party’s intellectual property or other proprietary rights which are provided subject to express limitations and solely for the limited purposes specified in this Agreement.

15.16.
Import and Export Compliance. In connection with this Agreement, each Party agrees to comply with all import and export control laws and regulations applicable to its respective performance under the Agreement. Neither Party may export any technical information or technology acquired under this Agreement to any country to which the United States government forbids export, or at the time of export, requires an export license or approval, without first obtaining the required license or approval.

[Intentionally Blank; Signature Page Follows.]

SkyWater Confidential and Proprietary

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SKYWATER	CUSTOMER
/s/ John Sakamoto	/s/ Mark Oldakowski
Signature [***]	Signature [***]
Name (Print) [***]	Name (Print) [***]
Title [***]	Title [***]
Date [***]	Date [***]

NOTICE ADDRESSES:

To SkyWater:	To Customer:
SkyWater Technology Foundry [***]	Bionano Genomics, Inc. [***]
With a copy to:	With a copy to:
SkyWater Technology Foundry	Bionano Genomics, Inc.
[***]	[***]

And email copy to: [***]

[Signature Page of the Agreement]

SkyWater Confidential and Proprietary

ADVANCED TECHNOLOGY SERVICES EXHIBIT

This Advanced Technology Services (the “Exhibit”) is entered into effective as of May 21, 2025 (“Exhibit Effective Date”) by and between SkyWater Technology Foundry, Inc., a Delaware corporation with offices located at 2401 East 86th Street Bloomington, MN 55425 (“SkyWater”) and Bionano Genomics, Inc., a Delaware corporation, with offices located at 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 (“Customer”) (each a “Party”, collectively the “Parties”), and is governed by the Technology as a Service Agreement between the Parties with effective date May 21, 2025 (the “Agreement”), the terms and conditions of which are incorporated into this Exhibit by reference. Capitalized terms used but not defined in this Exhibit have the meaning ascribed to them under the Agreement.

The Parties agree as follows:

1.
DEFINITIONS

1.1.
"Advanced Technology Services” means SkyWater’s and its Personnel’s provision of Activities, engineering services, , program management services, and other related services.

1.2.
“Development Activity” means an Activity on a flow that is not qualified for production, or an Activity on any Lot of Products that has experiments, splits, RSC’s, or any other non-standard Activity.

1.3.
“Minimum Lot Size” means the minimum total number of Products in a Process Lot.

1.4.
“Move” or “Activity” means one (1) Product going through one (1) process step as delineated by SkyWater in its normal operating practice as consistently applied. A process step constitutes the manipulations, actions performed and/or taken, and processes, procedures and/or associated equipment used in [***].

1.5.
“Moves per Inventory” or “M/I” means the Activities generated in a given day divided by the average Work In Progress (WIP) that is not on hold for engineering development or on Problem Lot for engineering evaluation.

1.6.
“Non-Hold WIP” means Products which can be processed and are not subject to any move- restrictions by Customer.

1.7.
“Problem Lot” means a Process Lot that is not moveable and must be dispositioned by engineering due to unforeseen issues and/or is on SkyWater’ Problem Lot tracking system.

1.8.
“Process Lot” means a group of Products that are processed together as a group.

1.9.
“Product Starts” means the number of new Products allowed into the Line.

1.10.
“Product” means a product developed under this Exhibit (e.g. wafer).

SkyWater Confidential and Proprietary

1.11.
“Quarter” means the applicable quarter of SkyWater’s fiscal year.

2.
SCOPE

2.1.
The purpose of this Exhibit is to establish the terms and conditions applicable to Advanced Technology Services.

2.2.
This Exhibit applies to all business between Customer and SkyWater related to Advanced Technology Services, even if the Customer or SkyWater do not refer explicitly to this Exhibit in their business communication, including but not limited to Purchase Orders.

2.3.
In the event of a conflict between terms in this Exhibit and any Appendix to the Exhibit, the terms of this Exhibit control unless the Appendix expressly identifies the conflict and states that the Appendix will control over this Exhibit. In the event of a conflict between any Appendix to this Exhibit and any transactional documents between the Parties (e.g. quotations and Purchase Order), the terms of the Appendix control except with respect to identification of the quantity and pricing of the products and services set forth in the transactional documents. Except as expressly contemplated under this Exhibit, any general or standard terms and conditions set forth in transactional documents between the Parties (including Purchase Orders) do not apply.

3.
LINE OPERATION

3.1.
The Minimum Lot Size is [***] for a Development Activity Lot. Any Lot that has fewer than the minimum number of Products will be charged as if it had the minimum number of Products in the Lot, thus the minimum Activity charge is equal to the Minimum Lot Size Product count. The Maximum Lot size is [***].

3.2.
Any non-standard Activities on a Lot shall be requested by Customer in writing. Additional charges for such non-standard Activities will be governed by Section 5.

3.3.
Production. For a period of [***] following the commencement of a project under this Exhibit, Customer agrees to provide SkyWater a right of first refusal to manufacture all of Customer’s total needs for the products SkyWater developed pursuant to such project under this Exhibit. Notwithstanding the foregoing, Customer is not subject to the obligations and restrictions in this Section 3.3 to the extent SkyWater is not willing or able to meet any mutually agreed upon requirements of the products made or to be made hereunder. This Section 3.3 survives any prior expiration or termination of this Exhibit or the Agreement.

4.
ADVANCED TECHNOLOGY SERVICES

4.1.
Advanced Technology Services.

4.1.1.
Subject to any limitations set forth in this Exhibit, SkyWater shall provide Advanced Technology Services to Customer as described in this Exhibit and as otherwise agreed by the Parties.

5.
PRICING

5.1.
Fees for Advanced Technology Services, expedite services, and other costs are set forth in the SkyWater Standard Commercial Price List, or as otherwise agreed by the Parties in a SkyWater quote and related Customer Purchase Order.

SkyWater Confidential and Proprietary

5.2.
Customer will submit Purchase Orders for SkyWater’s review and acceptance. In no event will SkyWater’s failure to acknowledge or reply to a Purchase Order be deemed an acceptance of that

Purchase Order. SkyWater is under no obligation to perform any Advanced Technology Services until and unless it has accepted the applicable Customer Purchase Order. SkyWater’s failure to acknowledge or reply to a Purchase Order within thirty (30) days’ of its receipt shall be deemed a rejection of that Purchase Order.

6.
PAYMENT

6.1.
Billing.

6.1.1.
Customer will be invoiced on a weekly or monthly basis (as communicated by SkyWater) for fees owed during the applicable period based on actual consumption of Advanced Technology Services and any other charges permitted and approved under this Exhibit. Each SkyWater invoice hereunder will be accompanied by a detailed report containing supporting information.

6.1.2.
If Customer defaults on its payment obligations under this Exhibit, SkyWater may suspend further services and re-assign all project resources without further obligation or liability to Customer.

6.2.
Extraordinary Expenses.

6.2.1.
To the extent that Customer intends to utilize materials, or other long-lead time materials that are not normally available by SkyWater (any expense so incurred, an “Extraordinary Expense”), SkyWater will invoice Customer for such Extraordinary Expenses. To the extent it is mutually agreed, Customer shall pre-pay for all materials covered under this Section

6.2.1 prior to SkyWater placing orders to acquire these materials.

6.2.2.If SkyWater takes any action on behalf of the Customer, that it expects (or should expect in the exercise of prudent technical and commercial judgment) will increase expenses of running the Line above those incurred in the normal course, including processing that requires additional work, (any expense so incurred, is an Extraordinary Expense), SkyWater will invoice Customer for such Extraordinary Expenses. Any Extraordinary Expenses shall be communicated in writing to Customer and approved by Customer prior to incurring such expense.

6.3.
Reticle Expense.

6.3.1.
Customer will purchase [***]from SkyWater at prices listed in SkyWater’s Standard Commercial Price List.

6.3.2.
Customer is responsible for reticle design; however, SkyWater shall provide tape-out support to Customer billable at applicable rates as set forth under Section 5.1 and will ensure that reticles are compatible with SkyWater equipment. Customer is responsible for all reticle repairs as well as storage costs.

7.
WARRANTIES

7.1.
SkyWater warrants that the Advanced Technology Services will be performed in a professional and workmanlike manner consistent with industry standards for semiconductor development services.

7.2.
Customer represents and warrants that it will: (i) not use any Product for a purpose other than the

SkyWater Confidential and Proprietary

Intended Use, and (ii) use each Product in compliance with applicable laws and regulations.

7.3.
EXCEPT AS OTHERWISE PROVIDED ELSEWHERE IN THIS EXHIBIT OR THE AGREEMENT, SKYWATER EXPRESSLY DISCLAIMS ANY WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO PERFORMANCE HEREUNDER, INCLUDING,

WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.4.
Customer shall notify SkyWater in writing within [***] of event Customer believes constitutes SkyWater’s failure to comply with the warranty in Section 7.1. SkyWater shall consider Customer’s claim in good faith and follow any applicable Procedures in the evaluation and remedy of Customer’s claim. The determination as to whether a warranty breach has occurred, and what (if any) Customer’s sole and exclusive remedy will be, are made at SkyWater’s reasonable discretion.

8.
INTELLECTUAL PROPERTY

8.1.
Ownership and Licenses. The Intellectual Property ownership and license terms set forth in the Agreement apply under this Exhibit.

8.2.
No Implied Licenses. Except as specifically provided in this Exhibit, no license or other rights under either Party’s Intellectual Property rights are granted or implied under this Exhibit.

9.
LIMITATION ON LIABILITY

9.1.
IN ADDITION TO THE LIABILITY LIMITATIONS AND EXCLUSIONS SET FORTH IN THE AGREEMENT, SKYWATER HAS NO LIABILITY TO CUSTOMER OR ANY THIRD PARTY ARISING FROM USE OF ANY PRODUCT: (1) IN ANY PRODUCTION PURPOSE OR END USE (E.G., COMMERICAL SALE); OR (2) IN ANY APPLICATION OTHER THAN AS EXPRESSLY INTENDED UNDER THIS EXHIBIT.

10.
TERM AND TERMINATION

10.1.
Exhibit Initial Term and Renewal Term. This Exhibit begins on the Exhibit Effective Date and continue for a period of one (1) year (“Exhibit Initial Term”). At the end of the Initial Term, the Exhibit renews automatically for successive one (1) year periods (each a “Exhibit Renewal Term”), unless Customer provides SkyWater notice of its intention not to renew this Exhibit delivered at least one (1) months prior to the end of the Exhibit Initial Term or then-current Exhibit Renewal Term. Either Party may terminate this Exhibit for convenience upon three (3) months advance written notice to the other Party.

10.2.
Effect of Termination. In the event this Exhibit is terminated for any reason other than SkyWater’s uncured material breach, Customer remains obligated to pay SkyWater (i) all fees and expenses rightfully incurred under the Agreement as of the effective date of termination, (ii) all fees which Customer had committed itself under the Exhibit irrespective of the termination (e.g. Customer orders, spend commitments)and (iii) the cost of any material purchased and any third party expenses incurred by SkyWater in connection with SkyWater’s performance under the Agreement as set forth in this Exhibit.

[Intentionally Blank; Signature Page Follows.]

SkyWater Confidential and Proprietary

IN WITNESS WHEREOF, the Parties have executed this Exhibit as of the Exhibit Effective Date.

SKYWATER	CUSTOMER
/s/ John Sakamoto	/s/ Mark Oldakowski
Signature [***]	Signature [***]
Name (Print) [***]	Name (Print) [***]
Title [***]	Title [***]
Date [***]	Date [***]

[Signature Page of the Exhibit]

SkyWater Confidential and Proprietary

Appendix 1 Project Terms

Product Description and Intended Use: [***]

[***].

Customer Equipment: N/A

Customer Property: N/A

SkyWater Confidential and Proprietary